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                                                                   EXHIBIT 23(A)

                  CONSENT OF KPMG LLP, INDEPENDENT ACCOUNTANTS


    We consent to the use in the joint proxy statement/prospectus and in the Registration Statement of our report dated February 2, 2001 on the consolidated financial statements of PepsiCo, Inc., as of December 30, 2000 and December 25, 1999, and for each of the years in the three-year period ended December 30, 2000.


    We consent to the reference to our firm under the heading "Experts" in the joint proxy statement/ prospectus and in the Registration Statement.

                                          KPMG LLP


New York, New York
March 15, 2001